Exhibit 10.11

SECURED SUBSIDIARY GUARANTY

This SECURED SUBSIDIARY GUARANTY (as amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), dated as of June 17, 2013, is made by and between Resonant LLC, a California limited liability company (the “Guarantor”), and Superconductor Technologies, Inc., a Delaware corporation (the “Creditor”). The obligations of Guarantor under this Agreement are secured by a subordinate security interest over all of Guarantor’s assets granted to Creditor pursuant to a Security Agreement by and between Guarantor and Creditor dated as of the date hereof.

RECITALS

WHEREAS, Resonant Inc. (the “Parent”) and Creditor have entered into an Exchange Agreement dated as of the date hereof, pursuant to which the Parent will issue a convertible note in the principal amount of $2,400,000 (the “Note”) to Creditor in exchange for its interests in Guarantor (as amended, restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Exchange Agreement”).

WHEREAS, the Guarantor will derive substantial direct and indirect benefits from the transactions contemplated by the Exchange Agreement.

WHEREAS, it is a condition precedent to the acceptance of the Note by the Creditor that the Guarantor shall have executed and delivered this Agreement.

NOW, THEREFORE, in consideration of the premises hereof and in order to induce the Creditor to accept the Note, the Guarantor hereby agrees as follows:

Article I

AGREEMENT TO GUARANTEE OBLIGATIONS

Section 1.01   Guaranty. The Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety,

(a)        the due and prompt payment by the Parent of:

(i)         the principal of and premium, if any, and interest at the rate specified in the Note (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding (“Post-Petition Interest”)) on the Note (including Post-Petition Interest), when and as due, whether at scheduled maturity, date set for prepayment, by acceleration or otherwise, and

(ii)        all other monetary obligations of the Parent to the Creditor under the Note, when and as due, including fees, costs, expenses (including, without limitation, fees and expenses of counsel incurred by the Creditor in enforcing any rights under this Agreement or the Note), contract causes of action and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, fixed or otherwise  (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding);

(b)        the due and prompt performance of all covenants, agreements, obligations and liabilities of the Parent under or in respect of the Note; and

(c)        the due and prompt payment and performance of all covenants, agreements, obligations and liabilities of the Guarantor under or in respect of this Agreement and the Note,

all such obligations in subsections (a) through (c), whether now or hereafter existing, being referred to collectively as the “Obligations.” The Guarantor further agrees that all or part of the Obligations may be increased, extended, substituted, amended, renewed or otherwise modified without notice to or consent from the Guarantor and such actions shall not affect the liability of the Guarantor hereunder. Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to all amounts that constitute part of the Obligations and would be owed by Parent to the Creditor under or in respect of the Note but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Parent.

Section 1.02   Limitation of Liability. Notwithstanding anything contained herein to the contrary, the Obligations of the Guarantor hereunder at any time shall be limited to the maximum amount as will result in the Obligations of the Guarantor under this Agreement not constituting a fraudulent transfer or conveyance for purposes of any Debtor Relief Law to the extent applicable to this Agreement and the Obligations of the Guarantor hereunder.

Section 1.03   Reinstatement. The Guarantor agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment of any Obligation is rescinded or must otherwise be returned by the Creditor or any other Person upon the insolvency, bankruptcy or reorganization of the Parent or any other guarantor or otherwise.

Article II

GUARANTY ABSOLUTE AND UNCONDITIONAL; WAIVERS

Section 2.01   Guaranty Absolute and Unconditional; No Waiver of Obligations. The Guarantor guarantees that the Obligations will be paid in accordance with the terms of the Note, regardless of any law, regulation or order of any governmental authority now or hereafter in effect. The Obligations of the Guarantor hereunder are independent of the Obligations of the Parent under the Note. A separate action may be brought against the Guarantor to enforce this Agreement, whether or not any action is brought against the Parent or any guarantor or whether or not the Parent or any other guarantor is joined in any such action. The liability of the Guarantor hereunder is irrevocable, continuing, absolute and unconditional and the Obligations of the Guarantor hereunder, to the fullest extent permitted by applicable law, shall not be discharged or impaired or otherwise affected by, and the Guarantor hereby irrevocably waives any defenses to enforcement it may have (now or in the future) by reason of:

(a)        any illegality or lack of validity or enforceability of any Obligation or the Note;

(b)        any change in the time, place or manner of payment of, or in any other term of, the Obligations, or any rescission, waiver, amendment or other modification of the Note;

(c)        any taking, exchange, substitution, release, impairment or non-perfection of any collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for the Obligations;

(d)        any manner of sale, disposition or application of proceeds of any collateral or other assets to all or part of the Obligations;

(e)        any default, failure or delay, willful or otherwise, in the performance of the Obligations;

(f)        any change, restructuring or termination of the corporate structure, ownership or existence of the Guarantor or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Parent or its assets or any resulting release or discharge of any Obligation;

(g)        any failure of the Creditor to disclose to the Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Guarantor now or hereafter known to the Creditor; the Guarantor waiving any duty of the Creditor to disclose such information;

(h)        the failure of any other Person to execute or deliver this Agreement, any Guaranty Supplement or any other guaranty or agreement or the release or reduction of liability of the Guarantor or other guarantor or surety with respect to the Obligations;

(i)         the failure of the Creditor to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of the Note or otherwise;

(j)         any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Parent against the Creditor; or

(k)        any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Note or any existence of or reliance on any representation by the Creditor that might vary the risk of the Guarantor or otherwise operate as a defense available to, or a legal or equitable discharge of, the Guarantor or any other guarantor or surety.

Section 2.02   Waivers and Acknowledgements.

(a)        The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Agreement and acknowledges that this Agreement is continuing in nature and applies to all presently existing and future Obligations.

(b)        The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Obligations and this Agreement and any requirement that the Creditor protect, secure, perfect or insure any Lien or any property subject thereto.

(c)        The Guarantor hereby unconditionally and irrevocably waives any defense based on any right of set-off or recoupment or counterclaim against or in respect of the Obligations of the Guarantor hereunder.

Section 2.03   Agreement to Pay; Subrogation, Subordination. Without limiting any other right that the Creditor has at law or in equity against the Guarantor, if the Parent fails to pay any Obligation when and as due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor agrees to promptly pay the amount of such unpaid Obligations to the Creditor in cash. Upon payment by the Guarantor of any sums to the Creditor as provided herein, all of the Guarantor’s rights of subrogation, exoneration, contribution, reimbursement, indemnity or otherwise arising therefrom against the Parent or any other guarantor shall be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all Obligations.

Article III

MISCELLANEOUS

Section 3.01   Amendments. No term or provision of this Agreement may be waived, amended, supplemented or otherwise modified except in a writing signed by the Guarantor and the Creditor.

Section 3.02   Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, if delivered personally; (b) when sent, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (c) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient) and (d) if sent by overnight courier service, one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

(i)         If to Guarantor:

Resonant LLC

460 Ward Drive, Suite D

Santa Barbara CA 93111

Facsimile: NONE

E-mail: tlingren@resonantwireless.com

Attention: Chief Executive Officer

With copies (for informational purposes only) to:

460 Ward Drive, Suite D

Santa Barbara, CA 93111

Fax Number None

E-mail: dchristopher@resonantwireless.com

Attention: General Counsel; and

GTC Law Group CA LLP & Affiliates

Attention: Adam M. Klotz

Fax Number: (310) 496-1251

E-mail: aklotz@gtclawgroup.com

(ii)        If to Creditor to:

Superconductor Technologies Inc.

9101 Wall Street, Suite 1300

Austin, TX 78754

Facsimile No.: (805) 967-0342

E-mail: jquiram@suptech.com

Attention:  Jeff Quiram, Chief Executive Officer

with a copy (for informational purposes only) to:

Manatt, Phelps & Phillips, LLP

11355 W. Olympic Boulevard

Los Angeles, California 90064

Facsimile:  (310) 312-4224

E-mail: borlanski@manatt.com

Attention:  Ben Orlanski

or to such other address, facsimile number or e-mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date and recipient facsimile number or (iii) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (a), (b) or (d) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (c) above.

Section 3.03   Continuing Guaranty; Assignment of the Note.This Agreement is a continuing guaranty and shall (a) remain in full force and effect until the payment in full in cash of the Obligations and all other amounts payable under this Agreement (the “Termination Date”), (b) be binding on the Guarantor, its successors and assigns, and (c) inure to the benefit of and be enforceable by the Creditor and its successors and assigns. Neither party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that Creditor (and each of its assignees) shall be free to assign this Agreement without the consent of the Guarantor in connection with any assignment by Creditor (or such assignee) of the Note in accordance with its terms.

Section 3.04   Counterparts; Electronic Execution; Integration. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. This Agreement, the Note and the Exchange Agreement constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

Section 3.05   Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California and the laws of the United States applicable therein (without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any other jurisdiction) and shall be treated in all respects as a California contract.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have caused this Secured Subsidiary Guaranty to be executed as of the date first written above by their respective officers thereunto duly authorized.

Guarantor:
Resonant LLC

By:	/s/ Terry Lingren
Name: Terry Lingren
Title: Chief Executive Officer

AGREED TO AND ACCEPTED:

Superconductor Technologies, Inc.

By:	/s/ Jeffrey A. Quiram
Name: Jeffrey A. Quiram
Title: Chief Executive Officer